UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

Q32 Bio Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38433	47-3468154
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 999-0232

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QTTB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 10, 2024, Q32 Bio Inc. (the “Company”) issued a press release titled “Q32 Bio Provides Bempikibart Program Update, Including Next Steps for Advancing Alopecia Areata Development Program.” A copy of the press release in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On December 10, 2024, the Company announced topline results from the SIGNAL-AA Phase 2a signal finding clinical trial evaluating bempikibart (ADX-914) in patients with alopecia areata (“AA”) and topline results from the SIGNAL-AD Phase 2a clinical trial evaluating bempikibart in atopic dermatitis (“AD”). The Company also updated its corporate deck, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Topline Results from SIGNAL-AA Phase 2a Clinical Trial

SIGNAL-AA is a Phase 2a, randomized, double-blind, placebo-controlled, multi-center clinical trial evaluating bempikibart in adult patients with severe and very severe AA (baseline Severity of Alopecia Tool (SALT) scores of 50-100) treated over 24 weeks, with follow-up through 36 weeks. The study is being conducted to evaluate the efficacy and safety of bempikibart 200 mg administered subcutaneously (SC), every-other-week (Q2W) compared to placebo. A total of 44 patients were enrolled in the trial with a primary endpoint of the mean relative percent change in SALT score at 24 weeks compared with baseline.

Following database lock, one site was excluded from the efficacy analysis based on marked protocol violations of entry criteria. This resulted in the removal of three placebo patients, rendering the planned statistical analyses for the primary endpoint inappropriate due to the reduced sample size. On a post-hoc analysis of the remaining per-protocol population of patients with AA (n=27), bempikibart demonstrated an improvement in hair re-growth compared to placebo:

•

At week 24: patients treated with bempikibart showed a mean reduction in SALT score of 16% in the bempikibart group vs a reduction of 2% in the placebo group. A Wilcoxon Rank Sum test yielded a p-value of 0.045.

•	At week 24: 9% of bempikibart patients in the trial achieved a SALT-20 (SALT score less than or equal to 20) compared to 0% in placebo.

•	At week 26: 13% of bempikibart patients achieved SALT-20 compared 0% in placebo.

Bempikibart was observed to be safe and well tolerated in the SIGNAL-AA trial. There were no serious adverse events (SAE) or Grade 3 or higher adverse events related to treatment.

The Company plans to enroll approximately 20 additional patients in a Part B expansion of the SIGNAL-AA Phase 2a clinical trial to further evaluate bempikibart in AA, including a loading regimen. The Company will defer enrollment into the planned Phase 2 clinical trial of ADX-097 in ANCA-Associated Vasculitis (AAV), previously expected to begin in 2025, to focus efforts on continued enrollment in the ongoing bempikibart AA and ADX-097 renal basket Phase 2 clinical trials.

Topline Results from SIGNAL-AD Phase 2a Clinical Trial

SIGNAL-AD is a two-part Phase 2a, randomized, double-blind, placebo-controlled, multi-center clinical trial evaluating bempikibart in adult patients with persistent, moderate-to-severe AD. Part A (n=15) was conducted to evaluate safety, pharmacokinetics (PK), and to enable dose selection for Part B of the clinical trial. Part A was randomized 2:1 between bempikibart and placebo in each of two dose cohorts of 2mg/kg or 3mg/kg Q2W SC for 12 weeks.

In Part A, at week 14, improvement in average EASI score from baseline was 58% in patients treated with 2mg/kg Q2W SC and 84% in patients treated at 3mg/kg Q2W SC, and 72% on a pooled basis, compared to 38% in patients treated with placebo.

In Part B, which evaluated both efficacy and safety of bempikibart compared to placebo, patients were enrolled 1:1 in the bempikibart 200 mg Q2W SC (n=52) and placebo (n=54) arms for 12 weeks of treatment. The primary endpoint is the mean percent change from baseline to week 14 in the Eczema Area and Severity Index (EASI) score. At week 14, data from Part B demonstrated that patients treated with bempikibart showed a 74% improvement in average EASI from baseline, compared to 76% for the placebo group (p= not statistically significant). Results of the primary endpoint were generally consistent when stratified for pre-specified baseline entry criteria. Bempikibart was observed to be safe and well tolerated in the SIGNAL-AD trial. There were no serious adverse events (SAE) or Grade 3 or higher adverse events related to treatment. The Company plans to conduct a review of the SIGNAL-AD results.

Biomarker Results in SIGNAL-AD and SIGNAL-AA:

Across SIGNAL-AD and SIGNAL-AA, bempikibart at 200mg Q2W SC demonstrated favorable PK and target engagement as demonstrated by substantial reductions in biomarkers of Th2 and Th1. These results include:

•

A reduction in Th2 biomarkers, including TARC, IgE and eosinophils, which was consistent with the type of biomarker impact previously observed with other agents that have demonstrated utility in atopic dermatitis, such as IL-4Rα, IL-13 and OX40 ligand-targeted agents.

•	An expected modulation of T-cells, with a 20-30% reduction, consistent with target engagement and IL-7Rα blockade.

The Company believes these results demonstrate that bempikibart is a potent inhibitor of both TSLP and IL-7 signaling as evidenced by robust changes in both Th2 biomarkers and T-cells. The Company believes the mechanism of action of bempikibart has the potential to be active in other Th2 and Th1 driven diseases, including asthma, COPD, ulcerative colitis (UC), rheumatoid arthritis (RA), celiac disease, multiple sclerosis (MS) and others.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws,. Any statements contained herein which do not describe historical facts, including, among others, our beliefs, observations, expectations and assumptions regarding the topline data from the SIGNAL-AA Phase 2a and the safety, tolerability, clinical activity including biomarker data, potential efficacy and potential benefits of bempikibart; plans and expectations for Part B of the SIGNAL-AA Phase 2a clinical trial are forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on management’s current beliefs and assumptions, which are subject to risks and uncertainties and are not guarantees of future performance. Such risks and uncertainties include, among others, the risk that additional data, or the results of ongoing data analyses, may not support our current beliefs and expectations for bempikibart; future clinical studies, including the Part B of the SIGNAL-AA Phase 2a clinical trial, may not be completed in a timely manner or at all, might be more costly than expected or might not yield anticipated results, the Company may need additional funding to complete its clinical studies, which may not be available on favorable terms or at all, and such other risks and uncertainties identified in the Company’s periodic, current and other filings with the U.S. Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and any subsequent filings with the Commission, which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect the Company’s results of operations and its cash flows, which would, in turn, have a significant and adverse impact on the Company’s stock price. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Q32 Bio Inc. on December 10, 2024

99.2	Corporate deck, dated as of December 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q32 BIO INC.

Date: December 11, 2024	By:	/s/ Jodie Morrison
	Name: Title:	Jodie Morrison Chief Executive Officer